UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2007, we issued a press release announcing our preliminary summary financial results for the twelve months ended December 31, 2006. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Because the fourth quarter has recently ended, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this press release. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed therein.

The information in this Item 2.02 of this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Refinancing

Jarden also announced today that, as part of a refinancing plan, we intend (i) to commence, subject to market and other conditions, a registered public offering of $400 million aggregate principal amount of senior subordinated unsecured notes on or about February 5, 2007 and (ii) seek an amendment to its senior secured credit facility to, among other things, obtain the consent of our lenders for the repurchase of all of our existing senior subordinated notes and to modify certain terms and restrictive covenants to provide Jarden with increased flexibility.

Jarden may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Jarden has filed with the SEC for more complete information about Jarden and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Jarden will arrange to send you the prospectus after filing if you request it by calling Jarden at 914-967-9400.

A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except as set forth in Item 9.01.

Tender Offer

Also on January 29, 2007, Jarden issued a press release that we will commence today a tender offer to purchase for cash $180 million in aggregate principal amount of our 9 3/4% Senior Subordinated Notes due 2012 (the “Notes”), representing all of the Notes currently outstanding.

In connection with the offer to purchase, Jarden is soliciting consents to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants and eliminate related and certain other event of default provisions in the indenture.

Jarden intends to fund the purchase of the Notes tendered with net proceeds from borrowings under the intended debt offering described above.

This announcement is not an offer to purchase, nor a solicitation of an offer to purchase, or a solicitation of tenders or consents with respect to, any Notes. The offer to purchase and solicitations of consents are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 29, 2007 and accompanying Letter of Transmittal.

See the press release dated January 29, 2007, which is attached hereto as Exhibit 99.2, regarding the tender offer and consent solicitation for the Notes, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
99.1	Press Release of Jarden Corporation, dated January 29, 2007 (furnished in part and filed in part) (a)

99.2	Press Release of Jarden Corporation, dated January 29, 2007

(a)	The information in Exhibit 99.1 attached hereto pertaining to the Company’s results of operations or financial condition included in paragraph 1 thereof, and the quote provided in paragraph 3 thereof, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2007

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Jarden Corporation, dated January 29, 2007 (furnished in part and filed in part) (a)

99.2	Press Release of Jarden Corporation, dated January 29, 2007

(a)	The information in Exhibit 99.1 attached hereto pertaining to the Company’s results of operations or financial condition included in paragraph 1 thereof, and the quote provided in paragraph 3 thereof, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.